Exhibit 5

               [Letterhead of Akin Gump Strauss Hauer & Feld LLP]

December 22, 2003

Innovo Group Inc.
5804 East Slauson Avenue
Commerce, California 90040

           Re: Innovo Group Inc. - Registration Statement on Form S-3
                          (Registration No. 333-108430)

Ladies and Gentlemen:

      We have acted as special counsel to Innovo Group Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the selling stockholders listed in the Registration Statement (the "Selling Stockholders") of up to 8,818,991 shares (the "Selling Stockholder Shares") of the Company's common stock, par value $0.10 per share ("Common Stock").

      We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

      Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that, when the Registration Statement relating to the Selling Stockholder Shares has become effective under the Act, the Selling Stockholder Shares will be duly authorized and validly issued and are fully paid and non-assessable.

      The opinions and other matters in this letter are qualified in their entirety and subject to the following:

            A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of the State of Delaware.

            B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.



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                                   Very truly yours,


                                   /s/ Akin Gump Strauss Hauer & Feld LLP